Fourth Quarter 2024 Investor Presentation January 29, 2025

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Fourth Quarter 2024 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "News & Insights" section of our website, then clicking on "Subscribe" and completing the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights Source: Company filings. Financial data as of December 31, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance Annaly generated a ~12% economic return for the year with earnings available for distribution in excess of the dividend  Earnings available for distribution* of $0.72 per average common share for the quarter  Book value per common share of $19.15  Declared quarterly common stock cash dividend of $0.65 per share  Economic return of 1.3% for the fourth quarter and 11.9% for the full year 2024 Financing, Capital & Liquidity Annaly maintained its prudent leverage and liquidity position while declining financing costs supported its earnings profile  Economic leverage* of 5.5x, down from 5.7x in the third quarter  $6.9 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $3.9 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall(2) of Prime Jumbo and Expanded Credit MBS, pricing 21 residential whole loan securitizations totaling $11.0 billion in proceeds in 2024  Since the beginning of 2024, Annaly’s Residential Credit and MSR businesses increased financing capacity by $1.3 billion and $550 million, respectively, through new and expanded credit facilities; total warehouse capacity across both businesses of $5.4 billion, including $2.2 billion of committed capacity(3)  Financing costs decreased quarter-over-quarter with average GAAP cost of interest-bearing liabilities of 4.96%, down 46 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.79%, down 14 basis points quarter-over-quarter  Raised $1.6 billion of accretive common equity through the Company’s at-the-market sales program in 2024(4) Portfolio Performance Annaly’s diversified housing finance model achieved strong results in 2024 across each of its investment strategies  Total portfolio of $80.9 billion, including $70.6 billion in highly liquid Agency MBS strategy, which represents 87% of total assets(5) and 59% of dedicated capital  During the quarter, Annaly’s Agency portfolio decreased modestly with portfolio activity focused on rotating further into higher coupons; the Agency portfolio increased 7% year-over-year  Annaly’s Residential Credit portfolio increased to $7.0 billion(5), representing a 17% increase year-over-year due to the record growth of the correspondent channel in 2024 – During 2024, the correspondent channel achieved $17.6 billion in lock volume, with total funded volume of $11.7 billion; the fourth quarter represented the sixth and fifth consecutive record-breaking quarter for lock volume and fundings, respectively  Annaly’s MSR portfolio increased 24% year-over-year to $3.3 billion(5) in market value, now representing 19% of dedicated capital 3

Fourth Quarter 2024 Financial Highlights Ea rn in gs & B oo k Va lu e In ve st m en t P or tf ol io Fi na nc in g, L iq ui di ty & H ed gi ng $0.78 | GAAP $0.72 Earnings Available for Distribution* $19.15 Book Value per Share 14.2% Dividend Yield(1) $0.65 Dividend per Share Net Interest Margin (ex. PAA)* $80.9bn Total Portfolio(2) $12.6bn Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $3.9bn of cash and unencumbered Agency MBS $6.9bn of total assets available for financing(4) Total Hedge Portfolio(5) $70bn Hedge portfolio, down from $72bn in Q3’24 Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of December 31, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 4 Agency 59% MSR 19% Residential Credit 22% 5.25% 5.26% Q3 2024 Q4 2024 5.7x 5.5x Q3 2024 Q4 2024 101% 100% Q3 2024 Q4 2024 3.93% 3.79% Q3 2024 Q4 2024 1.52% 1.71% Q3 2024 Q4 2024

Established, Scaled Platforms Across Annaly’s Investment Strategies 5 Source: Company filings. Financial data as of December 31, 2024. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae $7.4bn Capital(2) $70.6bn Portfolio Assets(1) $2.7bn Capital(2) $7.0bn Portfolio Assets(1) Residential Credit Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Mortgage Servicing Rights Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee $2.5bn Capital(2) $3.3bn Portfolio Assets(1) Total Shareholders’ Equity: $12.6bn Total Portfolio(1): $80.9bn

Q4 2024 Market and Economic Developments The Macroeconomic State of Affairs Note: For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. The U.S. economy has remained strong, prompting the Federal Reserve (the “Fed”) to signal a slowdown of their easing cycle 6  The U.S. economy maintained its momentum in the fourth quarter, with rising productivity and real income growth driving a strong economic performance in 2024  Hiring rebounded in November and December, indicating that the labor market is not slowing as fast as data suggested in late summer  Inflation rose slightly in the fourth quarter, hindering progress towards the Fed’s 2% target  Therefore, Fed policymakers signaled a more gradual pace of easing due to a combination of factors, including the strength of the economy, inflation trends, previous rate cuts and generally supportive financial conditions for much of the quarter  Interest rate markets have repriced in light of updated Fed guidance and continued elevated Treasury issuance − Long-term Treasuries have seen rising term premia, leaving yields at historically attractive levels while the yield curve has steepened further 0% 20% 40% 60% 80% 100% 0% 1% 2% 3% 4% 5% 6% 2017 2018 2019 2020 2021 2022 2023 2024 2025 Share of FOMC Members w/ Inflation Concerns, % (rhs) Core PCE, yoy (lhs) Core PCE, yoy(1) % (lhs) vs. Share of FOMC Members with Inflation Concerns, %(2) (rhs) Lack of inflation progress and rising risks have reduced rate cut expectations in 2025 The labor market stabilized in Q4 Term premium has risen to near 10-year highs 3.2 3.4 3.6 3.8 4.0 4.2 4.4 0 100 200 300 400 500 600 2022 2023 2024 NFP Growth (lhs) Unemployment Rate (rhs) 3-month Moving Averages: Non-farm Payroll Growth, '000 (lhs) vs. Unemployment Rate, % (rhs)(3) -150 -100 -50 0 50 100 2015 2018 2021 2024 Treasury 10-year Term Premium(4), basis points

Illustrative Returns & Market Dynamics Across Annaly's Investment Strategies

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]	15%–17%	12%–15%	12%–14%
Key Market Dynamics & Commentary	▪ The current favorable environment for Agency MBS has resulted from factors including: – Spread levels remaining attractive – Steeper yield curve and decreasing financing costs improving carry – Supply/demand moving into balance with reduced origination and stable demand from money mangers and banks ▪ Prepayment risk remains muted ▪ Volatility remains above historical averages	▪ Home prices are holding firm, up 2.6% year-over-year[2], with continued regional disparities in HPA ▪ Residential credit spreads tightened modestly throughout the quarter, providing a supportive backdrop for securitization issuers ▪ 2024 Non-Agency gross issuance increased 83% year-over-year[3] driven by growth in Prime Jumbo and Non-QM securitizations ▪ 2025 Non-Agency issuance expected to grow ~20%+ driven by strong Non-QM demand, as well as growth in other products including 2nd Lien / HELOC and Jumbo loans[3]	▪ Strong fundamental asset performance has supported MSR returns, including: – Low prepayments – Muted delinquencies – Predictable servicing costs – High levels of float income ▪ MSR valuations increased modestly, driven primarily by interest rate increases ▪ Bulk supply has been episodic; however, industry consolidation expected to persist as origination activity remains challenged
Annaly's Positioning	▪ Over the last few quarters, programmatically migrated up in coupon in high quality specified pools – More recently, relative value has shifted to medium quality specified pools and TBAs ▪ Maintained a prudent leverage position with substantial liquidity and a conservative hedge portfolio ▪ Agency CMBS remains accretive to overall portfolio returns while improving convexity ▪ Continued focus on proprietary modeling of the portfolio	▪ Correspondent channel saw record whole loan production throughout 2024 without sacrificing portfolio credit quality – Locked pipeline represents a 757 weighted average FICO and 68% LTV ratio at origination ▪ OBX is one of the largest and most liquid sponsors of residential credit securitizations, representing nearly 25% of Non-QM issuance and nearly 10% of total gross Non-Agency issuance in 2024[3] ▪ Whole loans and retained OBX securities continue to be preferred avenue for growth relative to third-party securities	▪ Top 10 non-bank Agency MBS servicer with the lowest note rate among top 20 servicers[4] ▪ High quality MSR with exceptional credit quality – 757 weighted average FICO and 70% LTV ratio at origination ▪ Continue to build out flow purchase capabilities and well-positioned for bulk acquisitions given complementary buyer to originators/servicers ▪ Recapture and subservicing relationships with industry leaders

Source: Company filings. Financial data as of December 31, 2024. Market data as of January 24, 2025, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

7

Onslow Bay 2024 Strategic Milestones

Onslow Bay expanded its leadership across the Residential Credit and MSR markets with another year of substantial growth

Key Milestones Across Our Housing Finance Expansion Strategy



Residential Credit

- Onslow Bay has issued 73 securitizations since 2018, totaling $31.7 billion in issuance[(1)]
  - Issued $11.0 billion across 21 securitizations in 2024
- 2024 was another record year for OBX's correspondent channel with $17.6 billion and $11.7 billion in lock volume and fundings, respectively, with each quarter surpassing the prior quarter
- Purchased $13 billion of whole loans in 2024, with an outstanding pipeline of $2.3 billion[(2)]
- Portfolio exhibits exceptional credit quality, including:
  - Original FICO of 758 and Original LTV of 68%
  - Mark-to-market LTV of 61%

Leading Securitizer	Exceptional Credit Quality
#1	#1
Non-Bank Issuer of Prime Jumbo & Expanded Credit MBS and #2 Issuer Overall[(3)]	*Lowest Delinquencies (D60+) Amongst Top 10 Non-QM Issuers[(4)]*

MSR

- MSR portfolio grew by nearly 25% to $3.3 billion in assets year-over-year[(5)]
- Third largest buyer of conventional MSR in 2024[(6)], onboarding nearly $58 billion of UPB throughout the year
- Attractive portfolio with low note rate, stable cash flows and high credit quality collateral:
  - Lowest note rate of Top 20 Agency MBS servicers at 3.20%
  - Original FICO of 757 and Original LTV of 70%
  - 3 Month CPR of 3.7%
- Recapture and subservicing relationships with industry leaders

Scaled Platform	Portfolio Growth
#8	#3
Non-Bank Servicer of the Agency MBS Market[(7)]	*Largest Buyer of Conventional MSR in 2024[(6)]*

Note: Data as of December 31, 2024, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
8

Business Update

Agency | Business Update

Annaly's portfolio decline during the quarter was driven primarily by market value changes; activity focused on continuing to shift the portfolio towards higher coupons

Strategic Approach

- Annaly's Agency portfolio is made up of high-quality and liquid securities, predominantly specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional bilateral repo, sponsored repo and proprietary broker-dealer repo

Market Trends

- Agency MBS generated varied returns across the coupon stack in the fourth quarter; however, the sector performed better than in comparable periods of a meaningful rise in interest rates
  - Higher coupons outperformed during the quarter, as the selloff in interest rates and steepening of the yield curve reduced prepayment risks and increased the relative attractiveness of higher coupons
- Technical factors in the sector continue to improve
  - Full-year 2024 MBS supply moderated relative to 2023; further moderation towards $400 billion expected for 2025[1]
  - Money manager inflows are expected to remain supportive of the sector, while a steeper yield curve and expectations for a looser regulatory environment are believed to boost bank demand

Agency Portfolio Detail

Assets

NLY Specified Pools and TBA Holdings, %


100%
75%
50%
25%
0%
2021
2022
2023
2024
Pools
TBA

Hedges[2]

Agency Hedging Composition, %


100%
75%
50%
25%
0%
2021
2022
2023
2024
Swaps
Swaptions
Treasuries

Funding[3]

Agency Funding Composition, %


100%
75%
50%
25%
0%
2021
2022
2023
2024
Within 30
30–120 days
Over 120

Source: Company filings. Financial data as of December 31, 2024.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
10

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $70.6 billion in assets at the end of Q4 2024, a decrease of 3% compared to Q3 2024
- Annaly modestly shifted the portfolio into higher coupon (6.0% coupons and higher) specified pools and TBAs during the quarter, while primarily rotating out of intermediate coupons (3.5% to 5.0% coupons)
  - The weighted average coupon of the portfolio increased 5 basis points to 5.00% throughout the quarter
- Proactively managed duration extension by adding hedges further out the yield curve. Remaining portfolio duration carried predominantly in short-term interest rates, which helped the portfolio benefit from the steepening of the yield curve
  - Increase in the swap portfolio notional was the result of a reallocation of hedges from Treasury futures, primarily in short-term interest rates, to benefit from wider swap spreads
- In the fourth quarter, Annaly's MBS portfolio prepaid 8.7 CPR, up from 7.6 CPR in Q3 2024 given the lower rate environment in September

Total Dedicated Capital: $7.4 billion(1)

Asset Type(1)



30yr
94%
ARM/HECM
<1%
ACMBS
5%
IO/IIO/CMO
<1%
20yr
<1%

Pass Through Coupon Type(2)



>=6.5%
10%
<=2.5%
2%
3.0%
4%
3.5%
8%
4.0%
9%
4.5%
10%
5.0%
17%
5.5%
21%
6.0%
19%

Portfolio Quality(3)



Generic/Other
9%
WALA
4%
Other Call Protected
16%
Medium Quality
26%
High Quality
45%

Note: Financial data as of December 31, 2024. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 11

Residential Credit | Business Update

Annaly's Residential Credit portfolio continued to benefit from the significant and growing presence of the Onslow Bay correspondent channel in the expanded credit whole loan market

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with 73 deals comprising $31.7 billion of issuance since the beginning of 2018[1]
- Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets
- Whole loan acquisition via Onslow Bay correspondent channel and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation
- Modest use of long-term balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- Non-Agency RMBS spreads tightened modestly throughout the quarter
  - Non-QM AAA spreads ended the quarter 10-15 basis points tighter, with CRT M2 spreads 15-20 basis points tighter
- The Zillow Home Price Index was up 0.2% month-over-month in December, and up 2.6% year-over-year[2]
  - Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 61% compared to 68% original LTV
- Non-QM delinquencies continued to trend modestly higher, driving further differentiation between issuers
  - Onslow Bay has the lowest delinquencies (D60+) among the top 10 Non-QM issuers[3]

Correspondent Channel Quarterly Lock and Funded Volumes ($mm)



$3,742
$2,266
$4,091
$2,767
$4,369
$2,889
$5,397
$3,815
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Locks
Fundings

OBX Securitization History – UPB Issued ($mm)[1]



Number of Deals
3
5
4
10
16
13
21
$1,094
$2,095
$1,846
$3,857
$6,196
$4,941
$11,005
Q4'24: $2,271
Q3'24: $3,159
Q2'24: $2,823
Q1'24: $2,752
2018
2019
2020
2021
2022
2023
2024

Source: Company filings. Financial data as of December 31, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 12

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $7.0 billion in assets[1] at the end of Q4 2024, an increase of 8% compared to Q3 2024
  - Consists of a $4.6 billion securities portfolio and a $2.4 billion whole loan portfolio[1]
- Record quarterly whole loan settlements of $4 billion for the fourth quarter ($13 billion for 2024)[2] across both Onslow Bay and our joint venture
- Expanded credit correspondent channel pipeline remains strong and high quality as of year end, with $2.3 billion in loans exhibiting a weighted average LTV of 68% and a weighted average FICO of 757
- Annaly priced 21 securitizations in 2024 totaling $11.0 billion in proceeds, with issuance more than doubling year-over-year
  - Annaly remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS[3] and has the lowest delinquencies (D60+) among the top 10 Non-QM issuers[4]
  - Securitization strategy has resulted in $19.5 billion of OBX debt outstanding at an average cost of funds of 5.2%[5]

Total Dedicated Capital: $2.7 billion

Sector Type[6][7]



CRE CLO 1%
CRT 11%
OBX Retained 32%
WL 34%
Prime 1%
Alt A 2%
Subprime 4%
RPL 9%
NPL 4%
Prime Jumbo 2%

Coupon Type[6]



ARM 3%
IO 11%
Floating 13%
Fixed 57%
Fixed Duration <2yrs 16%

Rating



Investment Grade 44%
Unrated 32%
Non-Investment Grade 24%

Note: Financial data as of December 31, 2024, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 13

MSR | Business Update

Annaly was the third largest buyer of MSR in 2024, resulting in nearly 25% portfolio market value growth year-over-year; Annaly remains a top 10 Agency MBS servicer with the lowest note rate among the top 20 servicers

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower prepayment speeds on discount dollar-priced MBS
- As an established and scaled servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Dynamic recapture capabilities with the ability to allocate across several industry-leading recapture partners
- Portfolio consists of low coupon, high-quality conventional MSR[1]

Market Trends

- Annaly's portfolio continues to benefit from slow prepayment speeds (down ~7% quarter-over-quarter) and muted delinquencies
- Annaly's MSR valuations increased by 3% in the fourth quarter driven primarily by interest rate increases
- Pricing has remained firm across both bulk and flow channels
- Bulk MSR supply moderated in the fourth quarter, down nearly 40% year-over-year[2]
  - Likelihood of large bulk volume in 2025 as we expect continued industry consolidation while the current origination volume outlook has deteriorated

Top Conventional MSR Purchasers[2]

Onslow Bay ranked third in MSR transfers in 2024

Rank	Buyer	UPB ($bn)
1	Mr. Cooper	122.3
2	Freedom	99.5
2	Onslow Bay Financial	57.7
4	Quicken	44.0
5	Lakeview	41.4
6	JP Morgan	39.1
7	Truist Bank	14.5
8	Nexus Nova	12.0
9	Provident	8.4
10	Regions Bank	7.7

Annaly MSR Holdings (Market Value, $mm)



$1,787
$1,748
$39
$2,675
$518
$2,122
$35
$2,685
$2,651
$34
$2,820
$2,786
$34
$2,850
$125
$2,693
$32
$3,326
$385
$2,909
$32
Q4 2022
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

Source: Company filings. Financial data as of December 31, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
14

MSR | Portfolio Summary

- Annaly MSR Portfolio: $3.3 billion in market value (including unsettled commitments) at the end of Q4 2024, an increase of 17% compared to Q3 2024[1]
  - Onslow Bay committed to purchase $422 million in market value ($28 billion in UPB) of MSR in the fourth quarter – mainly across three bulk packages – of which $385 million is expected to settle in Q1 2025[1]
  - Portfolio experienced $54 million of mark-to-market gains during the quarter net of paydowns
- MSR portfolio remains significantly out-of-the-money, supporting Annaly's stable cash flow profile, and continues to exhibit exceptional credit characteristics

Current MSR Portfolio by the Numbers[2]
(Excludes Interests in MSR / MSR of LP Interest)

$196.9 UPB ($bn)	604 Loan Count ('000)	3.20% Weighted Average Note Rate
3.7% 3M CPR	757 / 70% Wtd. Avg. FICO / LTV (at Origination)	0.5% D60+

Total Dedicated Capital: $2.5 billion

Underlying Note Rate Distribution[2]



4.5% to 5.0%
2%
>5.0%
3%
<2.0%
1%
4.0% to 4.5%
3%
2.0% to 2.5%
4%
3.5% to 4.0%
13%
2.5% to 3.0%
50%
3.0% to 3.5%
25%

Annaly MSR Valuation and Prepayment Speeds[3]
(Excludes Interests in MSR / MSR of LP Interest)



5.45x
5.57x
5.67x
5.60x
5.78x
3.5% 3.0% 2.9%
2.6% 2.7% 3.0%
3.5% 3.9% 4.2%
4.2% 4.1% 3.9%
3.9% 3.7% 3.7%
Oct Nov Dec
Jan Feb Mar
Apr May Jun
Jul Aug Sep
Oct Nov Dec
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
MSR Multiple
3M CPR

Source: Company filings. Financial data as of December 31, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 15

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP net income (loss) per average common share[(1)]	$0.78	$0.05	($0.09)	$0.85	($0.88)
Earnings available for distribution per average common share*[(1)]	$0.72	$0.66	$0.68	$0.64	$0.68
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.65
Book value per common share	$19.15	$19.54	$19.25	$19.73	$19.44
Annualized GAAP return (loss) on average equity[(2)]	15.00%	2.77%	(0.31%)	16.29%	(14.21%)
Annualized EAD return on average equity*	14.27%	12.95%	13.36%	12.63%	13.76%
Net interest margin[(3)]	0.75%	0.06%	0.24%	(0.03%)	(0.25%)
Average yield on interest earning assets[(4)]	5.36%	5.16%	5.17%	4.88%	4.55%
Average GAAP cost of interest bearing liabilities[(5)]	4.96%	5.42%	5.43%	5.40%	5.37%
Net interest margin (excluding PAA)[(3)]*	1.71%	1.52%	1.58%	1.43%	1.58%
Average yield on interest earning assets (excluding PAA)[(4)]*	5.26%	5.25%	5.14%	4.87%	4.64%
Average economic cost of interest bearing liabilities[(5)]*	3.79%	3.93%	3.90%	3.78%	3.42%
GAAP leverage, at period-end[(6)]	7.1x	6.9x	7.1x	6.7x	6.8x
Economic leverage, at period-end[(6)]*	5.5x	5.7x	5.8x	5.6x	5.7x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
17

Financial Highlights and Trends (cont’d) 18 Unaudited (dollars in thousands) For the quarters ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Agency mortgage-backed securities $67,434,068 $69,150,399 $64,390,905 $63,542,230 $66,308,788 Residential credit risk transfer securities 754,915 826,841 838,437 871,421 974,059 Non-Agency mortgage-backed securities 1,493,186 1,616,696 1,702,859 1,933,910 2,108,274 Commercial mortgage-backed securities 74,278 106,241 112,552 153,128 222,444 Total securities $69,756,447 $71,700,177 $67,044,753 $66,500,689 $69,613,565 Residential mortgage loans $3,546,902 $2,305,613 $2,548,228 $2,717,823 $2,353,084 Total loans, net $3,546,902 $2,305,613 $2,548,228 $2,717,823 $2,353,084 Mortgage servicing rights $2,909,134 $2,693,057 $2,785,614 $2,651,279 $2,122,196 Residential mortgage loans transferred or pledged to securitization vehicles $21,973,188 $21,044,007 $17,946,812 $15,614,750 $13,307,622 Assets transferred or pledged to securitization vehicles $21,973,188 $21,044,007 $17,946,812 $15,614,750 $13,307,622 Total investment portfolio $98,185,671 $97,742,854 $90,325,407 $87,484,541 $87,396,467 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of December 31, 2024 and September 30, 2024, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity(1)

	As of December 31, 2024		As of September 30, 2024	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(75)	0.1%	0.5%	(0.2%)	(1.5%)
(50)	0.1%	1.0%	— %	(0.3%)
(25)	0.1%	0.8%	— %	0.2%
25	(0.2%)	(1.3%)	(0.1%)	(0.8%)
50	(0.4%)	(2.9%)	(0.3%)	(2.3%)
75	(0.7%)	(4.8%)	(0.6%)	(4.2%)

MBS Spread Sensitivity(1)

	As of December 31, 2024		As of September 30, 2024	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(25)	1.3%	9.8%	1.2%	9.1%
(15)	0.8%	5.9%	0.7%	5.5%
(5)	0.3%	1.9%	0.2%	1.8%
5	(0.3%)	(1.9%)	(0.2%)	(1.8%)
15	(0.8%)	(5.8%)	(0.7%)	(5.4%)
25	(1.3%)	(9.6%)	(1.2%)	(8.9%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 19

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 21 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Fourth Quarter 2024 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$473,076	$82,351	($8,833)	$465,174	($391,232)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[1]	2,010,664	(1,724,051)	568,874	994,120	(1,887,795)
Net (gains) losses on derivatives[2]	(1,958,777)	2,071,493	(132,115)	(1,046,995)	2,681,288
Other adjustments:					
Amortization of intangibles	671	673	673	673	673
Non-EAD (income) loss allocated to equity method investments[3]	(652)	1,465	(523)	216	197
Transaction expenses and non-recurring items[4]	6,251	4,966	5,329	3,737	2,319
Income tax effect on non-EAD income (loss) items	5,594	(9,248)	10,016	(2,918)	1,484
TBA dollar roll income[5]	2,086	(1,132)	486	1,375	1,720
MSR amortization[6]	(64,497)	(62,480)	(56,100)	(50,621)	(48,358)
EAD attributable to non-controlling interests	(2,114)	(2,893)	(3,362)	(3,786)	(4,014)
Premium amortization adjustment (PAA) cost (benefit)	(25,287)	21,365	(7,306)	(3,013)	19,148
Earnings Available for Distribution*	447,015	382,509	377,139	357,962	375,430
Dividends on preferred stock	38,704	41,628	37,158	37,061	37,181
Earnings available for distribution attributable to common shareholders*	$408,311	$340,881	$339,981	$320,901	$338,249
GAAP net income (loss) per average common share[7]	$0.78	$0.05	($0.09)	$0.85	($0.88)
Earnings available for distribution per average common share[7]*	$0.72	$0.66	$0.68	$0.64	$0.68
Annualized GAAP return (loss) on average equity[8]	15.00%	2.77%	(0.31%)	16.29%	(14.21%)
Annualized EAD return on average equity (excluding PAA)*	14.27%	12.95%	13.36%	12.63%	13.76%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Premium Amortization Reconciliation					
Premium amortization expense	$8,196	$53,448	$10,437	$26,732	$51,247
Less:					
PAA cost (benefit)	(25,287)	21,365	(7,306)	(3,013)	19,148
Premium amortization expense (excluding PAA)	$33,483	$32,083	$17,743	$29,745	$32,099
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,338,880	$1,229,341	$1,177,325	$1,094,488	$990,352
PAA cost (benefit)	(25,287)	21,365	(7,306)	(3,013)	19,148
Interest income (excluding PAA)*	$1,313,593	$1,250,706	$1,170,019	$1,091,475	$1,009,500
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,151,592	$1,215,940	$1,123,767	$1,100,939	$1,043,902
Add:					
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps[1]	(272,305)	(333,696)	(317,297)	(330,149)	(379,377)
Economic interest expense*	$879,287	$882,244	$806,470	$770,790	$664,525
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,313,593	$1,250,706	$1,170,019	$1,091,475	$1,009,500
Less:					
Economic interest expense*	879,287	882,244	806,470	770,790	664,525
Economic net interest income (excluding PAA)*	$434,306	$368,462	$363,549	$320,685	$344,975
Economic Metrics (excluding PAA)					
Average interest earning assets	$99,876,810	$95,379,071	$91,008,934	$89,738,726	$87,020,120
Interest income (excluding PAA)*	1,313,593	1,250,706	1,170,019	1,091,475	1,009,500
Average yield on interest earning assets (excluding PAA)*[2]	5.26%	5.25%	5.14%	4.87%	4.64%
Average interest bearing liabilities	$90,773,953	$87,819,655	$81,901,223	$80,682,111	$76,010,247
Economic interest expense*	879,287	882,244	806,470	770,790	664,525
Average economic cost of interest bearing liabilities*[3]	3.79%	3.93%	3.90%	3.78%	3.42%
Interest income (excluding PAA)*	$1,313,593	$1,250,706	$1,170,019	$1,091,475	$1,009,500
TBA dollar roll income	2,086	(1,132)	486	1,375	1,720
Economic interest expense	(879,287)	(882,244)	(806,470)	(770,790)	(664,525)
Subtotal	$436,392	$367,330	$364,035	$322,060	$346,695
Average interest earning assets	$99,876,810	$95,379,071	$91,008,934	$89,738,726	$87,020,120
Average TBA contract balances	2,013,666	973,713	998,990	149,590	829,571
Subtotal	$101,890,476	$96,352,784	$92,007,924	$89,888,316	$87,849,691
Net interest margin (excluding PAA)*	1.71%	1.52%	1.58%	1.43%	1.58%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Economic leverage ratio reconciliation					
Repurchase agreements	$65,688,923	$64,310,276	$60,787,994	$58,975,232	$62,201,543
Other secured financing	750,000	600,000	600,000	600,000	500,000
Debt issued by securitization vehicles	19,540,678	18,709,118	15,831,915	13,690,967	11,600,338
Participations issued	1,154,816	467,006	1,144,821	1,161,323	1,103,835
U.S. Treasury securities sold, not yet purchased	2,470,629	2,043,519	1,974,602	2,077,404	2,132,751
Total GAAP debt	$89,605,046	$86,129,919	$80,339,332	$76,504,926	$77,538,467
Less non-recourse debt:					
Debt issued by securitization vehicles	($19,540,678)	($18,709,118)	($15,831,915)	($13,690,967)	($11,600,338)
Participations issued	(1,154,816)	(467,006)	(1,144,821)	(1,161,323)	(1,103,835)
Total recourse debt	$68,909,552	$66,953,795	$63,362,596	$61,652,636	$64,834,294
Plus / (Less):					
Cost basis of TBA derivatives	$3,158,058	$3,333,873	$1,639,941	$1,136,788	($555,221)
Payable for unsettled trades	308,282	1,885,286	1,096,271	2,556,798	3,249,389
Receivable for unsettled trades	(2,201,447)	(766,341)	(320,659)	(941,366)	(2,710,224)
Economic debt*	$70,174,445	$71,406,613	$65,778,149	$64,404,856	$64,818,238
Total equity	12,696,952	12,539,949	11,262,904	11,496,113	11,345,091
Economic leverage ratio*	5.5x	5.7x	5.8x	5.6x	5.7x

* Represents a non-GAAP financial measure.

ANNALY®

24

Glossary and Endnotes

Glossary 26 ARM: Refers to Adjustable-Rate Mortgage CPR: Refers to Constant Prepayment Rate CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value FOMC: Refers to the Federal Reserve System’s Federal Open Market Committee Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise HPA: Refers to Home Price Appreciation IO: Refers to Interest-Only Bond MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 27 Page 3 1. Comprised of $5.8bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.1bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets for 2023 – 2024 (January 10, 2025 issue). Used with permission. 3. Includes a $250mm upsize to an existing credit facility for Annaly’s MSR business that closed in January 2025. 4. Net of sales agent commissions and other offering expenses. 5. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $22.0bn, include TBA purchase contracts (market value) of $3.2bn, include unsettled MSR commitments of $385mm, include $2.3bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Page 4 1. Dividend yield is based on annualized Q4 2024 dividend of $0.65 and a closing price of $18.30 on December 31, 2024. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $22.0bn, include TBA purchase contracts (market value) of $3.2bn, include unsettled MSR commitments of $385mm, include $2.3bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 4. Comprised of $5.8bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.1bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds reflects economic interest expense. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $3.2bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $22.0bn, include $2.3bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2bn. MSR assets include unsettled MSR commitments of $385mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 6 1. Represents the year-over-year change in the monthly Personal Consumption Expenditure Price Index excluding food and energy costs ("Core PCE") from the U.S. Bureau of Economic Analysis through November 2024. 2. Represents the share of FOMC members who weighted Core PCE inflation risks to the upside in the quarterly Summary of Economic Projections. 3. Represents the trailing 3-month moving average of headline non-farm payrolls growth and the unemployment rate from the U.S. Bureau of Labor Statistics. 4. Represents the Federal Reserve Bank of New York's Adrian-Crump-Moench 10-year Treasury term premium as of January 23, 2025 retrieved via Bloomberg. Page 7 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on data from the Zillow U.S. Home Value Index for the period ended December 31, 2024. 3. Based on data compiled from market research as of December 2024, including reports from BofA Securities, JP Morgan and Nomura. 4. Based on information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2024. Excludes transfer activity related to platform acquisitions. Page 8 1. Includes a $618mm whole loan securitization that priced in January 2025. 2. Purchases and outstanding pipeline as of December 31, 2024, including loans from a joint venture with a sovereign wealth fund. 3. Issuer ranking data from Inside Nonconforming Markets for 2023 – 2024 (January 10, 2025 issue). Used with permission. 4. Based on data from the BofA Securities Non-QM Shelf and Deal Report, as of December 25, 2024 securities remittance report. 5. Includes unsettled commitments of $385mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 6. Based on information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2024. Excludes transfer activity related to platform acquisitions. 7. Based on data from Inside Mortgage Finance for the period ended December 31, 2024. Used with permission. Page 10 1. Based on data compiled from market research as of December 2024, including reports from Barclays, BofA Securities, JP Morgan and Morgan Stanley. $400bn estimate represents both organic growth of Agency MBS outstanding and Fed portfolio runoff. 2. Represents Agency's hedging profile and does not reflect Annaly's full hedging profile across all three businesses. 3. Represents Agency’s funding profile and does not reflect Annaly's full funding profile across all three businesses. Page 11 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 12 1. Includes a $618mm whole loan securitization that priced in January 2025. 2. Based on data from the Zillow U.S. Home Value Index for the period ended December 31, 2024. Month-over- month data is seasonally adjusted, while year-over-year data is not. 3. Based on data from the BofA Securities Non-QM Shelf and Deal Report, as of December 25, 2024 securities remittance report.

Endnotes (cont’d) 28 Page 13 1. Excludes assets transferred or pledged to securitization vehicles of $22.0bn, include $2.3bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund as well as loans from sponsored securitizations. 3. Issuer ranking data from Inside Nonconforming Markets for 2023 – 2024 (January 10, 2025 issue). Used with permission. 4. Based on data from the BofA Securities Non-QM Shelf and Deal Report, as of December 25, 2024 securities remittance report. 5. Reflects cost of funds only for outstanding debt held by third parties for the quarter ended December 31, 2024. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $27.6mm of Prime IO, OBX Retained contains $343.2mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $90.1mm of Prime Jumbo IO. Page 14 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Based on information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2024. Excludes transfer activity related to platform acquisitions. Page 15 1. MSR assets include unsettled MSR commitments of $385mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Excludes unsettled commitments of $385mm. 3. Excludes unsettled commitments of $518mm in Q4 2023, $125mm in Q3 2024 and $385mm in Q4 2024. Prepayment data excludes assets in interim servicing. Page 17 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 3.75%, 0.69%, (0.08%), 4.07% and (3.55%) for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 19 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 22 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $256.9, $317.5mm, $298.4mm, $330.1mm and $379.4mm for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income represents a component of Net gains (losses) on derivatives. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 3.75%, 0.69%, (0.08%), 4.07% and (3.55%) for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. Page 23 1. Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 3. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented.